UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2013

Terra Tech Corp.
 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-54358
(Commission File Number)

26-3062661
 (IRS Employer Identification No.)

18101 Von Karman, Third Floor
Irvine, California 92612
 (Address of principal executive offices)(Zip Code)

(855) 447-6967
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

    On May 6, 2013 the Company filed a Current Report on Form 8-K (the “May 6, 2013 Form 8-K”), with the Securities and Exchange Commission, disclosing, among other things, under Item 1.01 of the May 6, 2013 Form 8-K, that “[i]n connection with the share exchange with Edible Garden, the Company and Amy Almsteier [the Selling Shareholder] entered Stock Redemption Agreement dated May 6, 2013, pursuant to which the Company redeemed 500,000 shares of common stock of the Company from Ms. Almsteier for consideration of $5.00,” but the Stock Redemption Agreement mistakenly states that the Company redeemed 11,700,000 shares of common stock.

    On August 5, 2013, the Company and Amy Almsteier entered into Amendment No. 1 to Stock Redemption Agreement, to clarify the Ms. Almsteier redeemed 500,000 shares of common stock of the Company on May 6, 2013, and correct a typographical error referencing 11,700,000 shares of common stock (which should have stated 500,000 shares) in the Stock Redemption Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description
10.1	Amendment No. 1 to Stock Redemption Agreement, dated August 5, 2013, by and between the Company and Amy Almsteier.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Terra Tech Corp. (Registrant)

Date: August 5, 2013	By:	/s/ Derek Peterson
Name: Derek Peterson
Title: President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description
10.1	Amendment No. 1 to Stock Redemption Agreement, dated August 5, 2013, by and between the Company and Amy Almsteier.

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